As filed with the Securities and Exchange Commission on November 12, 2019
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BrightSphere Investment Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	47-1121020
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Clarendon Street, 53rd Floor
Boston, Massachusetts 02116
(617) 369-7300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Guang Yang
Chief Executive Officer
BrightSphere Investment Group Inc.
200 Clarendon Street, 53rd Floor
Boston, Massachusetts 02116
(617) 369-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Paul Tropp Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036-8704 (212) 596-9000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Debt Securities
Common Stock, par value $0.001 per share
Preferred Stock, par value $0.001 per share
Total
(1) Omitted pursuant to General Instruction II.E of Form S-3. The securities of each class may be offered and sold, from time to time, by the Registrant and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. The securities registered hereunder include securities as may from time to time be issued upon conversion, exchange, redemption, exercise or settlement of any securities registered hereunder, including under anti-dilution provisions.

(2) In accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee, except for $105,416.69 of the unused filing fee associated with unsold securities registered by BrightSphere Investment Group plc pursuant to a Registration Statement on Form S-3 (File No. 333-207781), initially filed with the Securities and Exchange Commission on November 4, 2015, which fees have already been paid and may be offset pursuant to Rule 457(p) against future filing fees payable in respect of this Registration Statement on Form S-3

PROSPECTUS

BRIGHTSPHERE Investment Group Inc.

BRIGHTSPHERE INVESTMENT GROUP INC.

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK

The securities listed above may be offered by us and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

We or any selling securityholder may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If we or any selling securityholder uses any agents, underwriters or dealers to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we and any selling securityholders expect to receive from the sale of such securities will also be set forth in a prospectus supplement.

Our common stock is listed on The New York Stock Exchange under the symbol “BSIG.”

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 3 of this prospectus, as well as in the applicable prospectus supplement, any related free writing prospectus and other information contained in or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 12, 2019

i

SUMMARY

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined under Rule 405 of the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we or any selling securityholder may from time to time sell securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we and/or the selling security holders may offer. Each time securities are offered, we or the selling security holder, as applicable, will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Incorporation of Documents by Reference” and “Where You Can Find More Information” in this prospectus. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or any free writing prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

On July 12, 2019, the BrightSphere corporate group, which consisted of BrightSphere Investment Group plc, a public company limited by shares incorporated under the laws of England and Wales and its operating subsidiaries (such operating subsidiaries and the holding company collectively, the “BrightSphere Group”), completed a redomestication, resulting in BrightSphere Investment Group Inc., a Delaware corporation, becoming the publicly traded parent company of the BrightSphere Group (the “Redomestication”). As part of the Redomestication, which was approved by the shareholders of BrightSphere Investment Group plc, existing shares of BrightSphere Investment Group plc were exchanged on a one-for-one basis for newly issued shares of common stock of BrightSphere Investment Group Inc. immediately prior to the effective time of the Redomestication. As a result, all outstanding shareholders of BrightSphere Investment Group plc became common stockholders of BrightSphere Investment Group Inc. Throughout this prospectus, references to “BSIG,” “BrightSphere,” “the Company,” “we” and “us” (i) for periods until the completion of the Redomestication, refer to BrightSphere Investment Group plc and (ii) for periods after the completion of the Redomestication, refer to BrightSphere Investment Group Inc.

Unless we state otherwise or the context otherwise requires, references to “Affiliates” or an “Affiliate” refer to the asset management firms in which we have an ownership interest, and references to our Affiliates’ sponsored investment entities are “Funds.” None of the information in this registration statement constitutes either an offer or a solicitation to buy or sell any of our Affiliates' products or services, nor is any such information a recommendation for any of our Affiliates’ products or services.

Brightsphere Investment Group Inc.

We are a global asset management business with interests in a diverse group of investment management firms. We provide investment management services globally to predominantly institutional investors, in asset classes that include U.S. and global equities, fixed income and alternative assets.

While our investment firms maintain autonomy in the investment process and the day-to-day management of their businesses, our strategy is to work with them to accelerate the growth and profitability of the overall business.

We are incorporated in Delaware. Our principal executive offices are located at 200 Clarendon Street, 53rd Floor, Boston, MA 02116. Our telephone number is (617) 369-7300. Our common stock is listed on the New York Stock Exchange under the trading symbol “BSIG.” Our Internet address is https://www.bsig.com. Information on or accessible through our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risks and uncertainties described in this prospectus, any accompanying prospectus supplement and any free writing prospectus, as well as all of the risk factors described in our other filings with the SEC that are incorporated by reference herein and therein, including the risk factors in our Annual Report on Form 10-K filed with the SEC on February 28, 2019 before making an investment decision. The risks and uncertainties described in our SEC filings are not the only ones facing us. Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future. If any such event does occur, you may lose all or part of your original investment in the securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, accordingly, file annual, quarterly and current reports, proxy statements and other information, with the SEC. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov.

We also maintain a website at www.bsig.com, through which you can access our filings with the SEC. The information set forth on or accessible from our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF DOCUMENTS BY REFERENCE
We “incorporate by reference” information from other documents that we have filed with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus (i) the information or documents listed below that we have filed with the SEC and (ii) any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, any document or portion of that document that is deemed not to be filed) after the initial filing of this registration statement and prior to the time that we sell all of the securities offered by this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on February 28, 2019, as amended by our Form 10-K/A filed on April 18, 2019;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, filed on May 9, 2019 and August 9, 2019, respectively;

•
our Current Reports on Form 8-K filed on January 23, 2019, February 5, 2019, February 21, 2019, February 26, 2019, March 8, 2019, March 12, 2019, April 5, 2019, May 23, 2019, July 8, 2019, July 24, 2019, August 21, 2019 and September 18, 2019;

•	our Current Report on Form 8-K12B filed on July 15, 2019; and

•
the description of our capital stock included in on our Current Report on Form 8-K filed on July 15, 2019, which, in connection with the Redomestication, updated the description of the ordinary shares of BrightSphere Investment Group plc (formerly OM Asset Management plc) contained in its Registration Statement on Form 8-A filed with the SEC on October 8, 2014, and including all other amendments or reports filed for the purpose of updating, changing or otherwise modifying such description.

Any statement contained in a document filed with the SEC prior to the date hereof and incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

Brightsphere Investment Group Inc.
Investor Relations
200 Clarendon Street, 53rd Floor
Boston, MA 02116
(617) 369-7300
By email (with a subject title “Request for Documents”): info@bsig.com

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement or free writing prospectus, including the documents we incorporate by reference into this prospectus and any applicable prospectus supplement, may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words, although not all forward-looking statements contain these words. These statements are only predictions.

Any forward-looking statements are based upon our historical performance and on our current plans, estimates and expectations. The inclusion or incorporation by reference of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity, and include, among others, that our overall financial results are dependent on the ability of our Affiliates to generate earnings, that the ability of our Affiliates to attract and retain assets under management and generate earnings is dependent on our Affiliates maintaining competitive investment performance, and that the historical returns of our existing investment strategies may not be indicative of their future results or of the investment strategies we may develop in the future, as well as market and other factors, as well as those discussed under “Risk Factors” in this prospectus and in our Annual Report on Form 10-K filed with the SEC on February 28, 2019. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus, any prospectus supplement and the documents we incorporate by reference herein and therein, or in any free writing prospectus. The forward-looking statements relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Unless otherwise indicated in any applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered under this prospectus and any applicable prospectus supplement or free writing prospectus for general corporate purposes. General corporate purposes may include the acquisition of businesses or assets, repayment and refinancing of debt, working capital and capital expenditures. We will have significant discretion in the use of any net proceeds. We may invest the net proceeds temporarily until we use them for their stated purpose. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the applicable prospectus supplement and/or free writing prospectus.

In the case of a sale of securities by any selling securityholder, we will not receive any proceeds from such sale.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities and other certain legal matters will be passed upon for us by Ropes & Gray LLP, New York, New York. Certain legal matters will be passed upon for any underwriters by the counsel to such underwriters specified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of BrightSphere Investment Group Inc., (formerly BrightSphere Investment Group plc) as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by us in connection with the issuance and distribution of the securities being registered hereby (other than any underwriting discounts and commissions, if any):

SEC Registration Fee	(1)
Trustees’ fees and expenses	(2)
FINRA filing fee	(2)
Accounting fees and expenses	(2)
Printing and engraving expenses	(2)
Legal fees and expenses	(2)
Transfer agent and registrar fees	(2)
Stock exchange listing fees	(2)
Miscellaneous	(2)
Total	(2)

(1) In accordance with Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of the registration fee and will pay the registration fee on a pay-as-you-go basis.
(2) These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any such threatened, pending or completed action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) only against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. These indemnification provisions of the DGCL require indemnification of a director or officer who has been successful on the merits in defense of any action, suit or proceeding against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith.

Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, we are authorized to provide indemnification of (and advancement of expenses to) our agents (and any other persons to which the DGCL permits us to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL and applicable case law, with respect to actions for breach of duty to us, our stockholders, and others.

Our amended and restated bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such person is or was our director or officer, or, while serving as our director or officer, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership (general or limited), limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer, employee or agent or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by us to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, testators, intestates, executors and administrators; and such right shall include the right to be paid by us the expenses reasonably incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to us of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses.

Section 102(b)(7) of the DGCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no provision can eliminate or limit a director’s liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL, which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption; or

•	for any transaction from which the director derived an improper personal benefit.

As permitted by Section 102(b)(7) of the DGCL, our amended and restated certification provides that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

We have also entered into certain indemnification agreements with our directors and officers. These indemnification agreements provide our directors and officers with indemnification, to the maximum extent permitted by the DGCL.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against the person, and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145. Our amended and restated bylaws provide that we may purchase and maintain insurance, at our expense, to protect ourselves and any person who is or was our director, officer, employee or agent or any person who is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL. Accordingly, we also maintain a directors’ and officers’ insurance policy which insures our directors and officers against liability asserted against them in such capacity whether or not they have the right to indemnification pursuant to our amended and restated certificate of incorporation, amended and restated bylaws, or otherwise.

The foregoing summaries are necessarily subject to the complete text of the statute, our amended and restated certificate of incorporation and our amended and restated bylaws, and the arrangements referred to above, and are qualified in their entirety by reference thereto.

We and/or any selling securityholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities that are the subject of this registration statement, including liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16. Exhibits.

Ex.		Description

1.1	***	Form of Underwriting Agreement

3.1	**
Amended and Restated Certificate of Incorporation of BrightSphere Investment Group Inc., adopted as of July 12, 2019, incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K12B filed on July 15, 2019.

3.2	**
Amended and Restated Bylaws of BrightSphere Investment Group Inc., adopted as of July 12, 2019, incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K12B filed on July 15, 2019.

4.1	**	Specimen Common Stock Certificate of BrightSphere Investment Group Inc., incorporated herein by reference to to Exhibit 4.1 to Form 10-Q filed on August 9, 2019.

4.2	***	Specimen Preferred Stock Certificate

4.3	**
Base Indenture, dated as of July 25, 2016, among OM Asset Management plc, as Issuer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Securities Administrator, incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on July 25, 2016.

4.4	**
Supplemental Indenture, dated as of July 25, 2016, among OM Asset Management plc, as Issuer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Securities Administrator, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on July 25, 2016.

4.5	**	Form of 4.800% Note due 2026, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on July 25, 2016.

4.6	**
Second Supplemental Indenture, dated as of August 1, 2016, among OM Asset Management plc, as Issuer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A. as Securities Administrator, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on August 1, 2016.

4.7	**	Form of 5.125% Note due 2031, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on August 1, 2016.

4.8	**
Third Supplemental Indenture, dated as of July 11, 2019, among BrightSphere Investment Group plc, as Original Issuer, BrightSphere Investment Group Inc., as Successor Company, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Securities Administrator, incorporated herein by reference to Exhibit 4.8 to Form 10-Q filed on August 9, 2019.

4.9	**
Fourth Supplemental Indenture, dated as of July 11, 2019, among BrightSphere Investment Group plc, as Original Issuer, BrightSphere Investment Group Inc., as Successor Company, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Securities Administrator, incorporated herein by reference to Exhibit 4.9 to Form 10-Q filed on August 9, 2019.

4.10	**
Registration Rights Agreement, dated May 17, 2019, between Brightsphere Investment Group Inc. and Paulson & Co. Inc., incorporated herein by reference to Exhibit 10.4 to Form 10-Q filed on August 9, 2019.

4.11	**	Stockholder Agreement, dated May 17, 2019, between Brightsphere Investment Group Inc. and Paulson & Co., Inc., incorporated herein by reference to Exhibit 10.5 to Form 10-Q filed on August 9, 2019.

5.1	*	Opinion of Ropes & Gray LLP.

Ex.		Description

23.1	*	Consent of KPMG LLP.

23.2	*	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

24.1	*	Powers of Attorney (included on the signature page to this Registration Statement)

25.1	*	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee
________________________________

*    Filed herewith

**    Previously filed.

***    To be filed by amendment or pursuant to a current or periodic report we file.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration or any material change to such information in the registration statement;
Provided, however,  that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)if the registrant is relying on Rule 430B:

(A)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned  registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

(8)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 12th day of November, 2019.

BrightSphere Investment Group Inc.
By:	/s/ Guang Yang
Guang Yang
President and Chief Executive Officer and Executive Chairman

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Guang Yang, Suren Rana, Daniel K. Mahoney and Richard J. Hart, and each or either of them, his true and lawful attorney-in-fact, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Guang Yang	President, Chief Executive Officer and Executive Chairman (Principal Executive Officer)	November 12, 2019
Guang Yang

/s/ Suren Rana	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 12, 2019
Suren Rana

/s/ Daniel K. Mahoney	Senior Vice President and Head of Finance (Principal Accounting Officer)	November 12, 2019
Daniel K. Mahoney

/s/ Robert J. Chersi	Director	November 12, 2019
Robert J. Chersi

/s/ Mary Elizabeth Beams	Director	November 12, 2019
Mary Elizabeth Beams

/s/ Andrew Kim	Director	November 12, 2019
Andrew Kim

/s/ Reginald Love	Director	November 12, 2019
Reginald Love

/s/ John Paulson	Director	November 12, 2019
John Paulson

/s/ Barbara Trebbi	Director	November 12, 2019
Barbara Trebbi